                                                                EXHIBIT 10.50

                                            *CONFIDENTIAL TREATMENT REQUESTED.
                                             CONFIDENTIAL PORTION HAS BEEN FILED
                                             SEPARATELY WITH THE SECURITIES
                                             AND EXCHANGE COMMISSION.


                             RELATIONSHIP AGREEMENT

                  Agreement dated April 19, 1996 by and between REUTERS NEWMEDIA INC., with its principal office located at 1700 Broadway, New York, New York 10019 ("Reuters"), and INFOSEEK CORPORATION, with its principal office located at 2620 Augustine Drive, Suite 250, Santa Clara, California 95054 (the "Company").

                  1.       DEFINITIONS

                           1.1 "Affiliate" means, with respect to any given
Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with, such Person.

                           1.2 "Agreement" means this agreement, as it may be
amended from time to time in accordance with Section 11.8.

                           1.3 "Business Day" means a day that banks are open
for business in New York City.

                           1.4 "Company Site" shall mean the Company's search
and retrieval site on the Internet located at http:\\www.infoseek.com (and any Mirror Sites thereto).

                           1.5 "Content" means text, information, data, images
and sound recordings.

                           1.6 "Control" over a Person means the possession,
directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or other equity interest, representation on its board of directors or body performing similar functions, by contract or otherwise. The terms "Controlling" or "Controlled" will have corollary meanings.

                           1.7 "Damages" means liabilities, damages, awards,
settlements, losses, claims and expenses, including reasonable attorney's fees and expenses and costs of investigation.

                           1.8 "Foreign Service" means (a) any Internet service,
including a site on the World Wide Web (other than the Internet services currently provided by the Company), or (b) any proprietary on-line service, in each case only to the extent that such service is a general Internet search service and provides information targeted at, and is primarily marketed and sold to persons located in a specific country or region outside the United States.

                           1.9 "Including" means including but not limited to.

                           1.10 "Intellectual Property Rights" means any patent,
design right, copyright, trademark, service mark (and any application or registration respecting the foregoing), database right, trade secret, know-how and/or other present or future intellectual property right of any type, wherever in the world enjoyable.

                           1.11 "Laws" means applicable laws, regulations, rules
or orders of any government, administrative authority or court.

                           1.12 "Mirror Site" shall mean an Internet site which
contains substantially similar form and Content (including similar pages) of a parent Internet site which (i) is located at a geographic location distinct from such parent Internet site and (ii) is created for the purpose of improving performance and accessibility to such parent Internet site.

                           1.13 "On-Line Service Agreement" means the On-Line
Service Agreement dated February 28, 1995 between Reuters and the Company, as amended by Amendment No. 1 dated January 4, 1996.

                           1.14 "Person" means any individual, corporation,
limited-liability company, partnership, firm, joint venture, association, joint-stock company, trust, or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

                           1.15 "Reuters Product" means any Reuters product or
service marketed or sold from time to time by Reuters or its Affiliates, including the Reuters RT and Reuters Business Briefing.

                           1.16 "Reuters Subscriber" means any Person that
receives any Reuters Product.

                           1.17 "Search Technology" means the Company's
proprietary natural language free-text centralized indexing and search technology, presently marketed under the brand name "UltraSeek."

                           1.18 "Third Party Technology" means technology or
software included in the Search Technology which is licensed by the Company from third parties.

                  2.       TERM

                           2.1 This Agreement will take effect on April 19,
1996, and, unless terminated earlier pursuant to Section 14, will terminate on April 19, 2001 (the "Term").

                                       2.

                  3.       LICENSE

* 3.1 At any time within [ ] following the first commercial availability of the Search Technology, at the request of Reuters and upon the execution by Reuters of a customary Confidential Disclosure Agreement, the Company will provide Reuters with two complete copies of the Search Technology in object code form, along with all supporting documentation, written specifications
* and user guides in connection therewith. Reuters shall have a period of [ ] from the delivery of such materials to evaluate the same, and may, at any time during such period, license the Search Technology pursuant to a mutually agreed upon license agreement (the "License") for use on a non-
* exclusive basis with any Reuters Product for the license fee of [ ] provided, that it is understood that the License shall not extend to any use by Reuters (i) in violation of the Company's agreements with third parties in connection with the Third Party Technology, or (ii) in connection with a general Internet search and retrieval service competitive with the Company.
* The License shall be for a term of up [  ].

                  "CPU" means a single processing unit or a server containing multiple linked processors.

                  The parties will discuss the support and maintenance of the Search Technology following the execution of the agreement pertaining to the License.

                  4.       FOREIGN SERVICE

*                             4.1 For [  ] that [  ] is [  ] in [  ] during
* the Term, it shall discuss with [  ] (a) the provision of [  ] and [  ] to
* be included in such a [  ], (b) the [  ] of such [  ], and (c) [  ] in such
* [  ]. Nothing contained in the Section [  ] to offer [     ].

                  5.       ADVALUE MEDIA TECHNOLOGIES, INC.

                           5.1 The Company shall negotiate in good faith with
  Advalue Media Technologies, Inc. ("Advalue") and Reuters in connection with
* [ ] provided that nothing contained herein shall obligate the Company, Advalue or Reuters to enter into any agreement in connection therewith.

- -------------------
* CONFIDENTIAL TREATMENT REQUESTED
  FOR REDACTED PORTION

                                       3.

                  6.       AMENDMENT TO ON-LINE SERVICES AGREEMENT

                           6.1 On the date hereof, the parties will enter into
Amendment No. 2 to the Online Service Agreement, attached hereto as Exhibit A.

                  7.       LIMITATION OF LIABILITY

                           7.1 Neither party will be liable for any failure to
perform any obligation hereunder, or from any delay in the performance thereof, due to causes beyond its control, including industrial disputes of whatever nature, acts of God, public enemy, acts of government, failure of telecommunications, fire or other casualty.

                           7.2 EXCEPT AS EXPRESSLY STATED IN THIS AGREEMENT,
THERE ARE NO WARRANTIES, CONDITIONS, GUARANTIES OR REPRESENTATIONS AS TO MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR OTHER WARRANTIES, CONDITIONS, GUARANTIES OR REPRESENTATIONS, WHETHER EXPRESS OR IMPLIED, IN LAW OR IN FACT, ORAL OR IN WRITING. EACH PARTY HEREBY ACKNOWLEDGES THAT IT HAS NOT RELIED UPON ANY WARRANTY, CONDITION, GUARANTY OR REPRESENTATION MADE BY THE OTHER.

                           7.3 Under no circumstances will either party, its
Affiliates or their respective officers, directors, employees be liable for any indirect, incidental, special or consequential damages with respect to each party's obligations under this Agreement, regardless of whether such damages could have been foreseen or prevented.

                  8.       REPRESENTATIONS AND WARRANTIES

                           8.1 The Company represents and warrants to Reuters as
of the date hereof that:

                               (a) The execution, delivery and performance by
the Company of this Agreement do not and will not (i) violate the organizational documents of the Company, (ii) violate any applicable law, rule, regulation, judgment, injunction, order or decree, or (iii) require any notice or consent or other action by any Person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of the Company or to a loss of any benefit to which the Company is entitled under, any agreement or other instrument binding upon the Company or any license, franchise, permit or other similar authorization held by the Company.

                               (b) To the best of its knowledge, the Search
Technology to be provided to Reuters hereunder does not violate the Intellectual Property Rights of any third Person.

                                       4.

                               8.2 Reuters hereby represents and warrants to the
Company as of the date hereof that:

                               (a) the execution, delivery and performance by
Reuters of this Agreement does not and will not (i) violate the organizational documents of Reuters, (ii) violate any applicable law, rule, regulation, judgment, injunction, order or decree, or (iii) require any notice or consent or other action by any Person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of Reuters or to a loss of any benefit to which Reuters is entitled under, any agreement or other instrument binding upon Reuters or any license, franchise, permit or other similar authorization held by Reuters.

                  9.       INDEMNIFICATION

                               9.1 The Company will indemnify and hold Reuters
and its Affiliates and their respective officers, directors and employees harmless from and against any and all Damages resulting from or arising out of any misrepresentation or breach of representation or warranty of the Company contained herein or any breach of any covenant or agreement to be performed by the Company hereunder.

                               9.2 Reuters will indemnify and hold the Company
and its Affiliates and their respective officers, directors and employees harmless from and against any and all Damages resulting from or arising out of
(a) any misrepresentation or breach of representation or warranty of Reuters contained herein; or (b) any breach of any covenant or agreement to be performed by Reuters hereunder.

                               9.3 A party seeking indemnification pursuant to
this Section 9 (an "Indemnified Party") from or against the assertion of any claim by a third Person (a "Third Person Assertion") shall give prompt notice to the party from whom indemnification is sought (the "Indemnifying Party"), provided, however, that failure to give such notice shall not relieve the Indemnifying Party of any liability hereunder (except to the extent the Indemnifying Party has suffered actual material prejudice by such failure). No Indemnified Party shall settle any Third Person Assertion without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed.

                               9.4 Within ten days of receipt of notice from the
Indemnified Party pursuant to Section 9.3, the Indemnifying Party shall have the right, exercisable by written notice to the Indemnified Party, to assume the defense of a Third Party Assertion. If the Indemnifying Party assumes such defense, the Indemnifying Party (a) may select counsel, which counsel shall be reasonably acceptable to the Indemnified Party, and (b) shall be obligated to pay the costs (including reasonable attorney's fees and expenses and costs of investigation) incurred by the Indemnified Party in defending such Third Person Assertion between the date of the commencement of such Third Person Assertion and the date of the Indemnifying Party's assumption of such defense.

                                       5.

                               9.5 If the Indemnifying Party (i) does not assume
the defense of any Third Person Assertion in accordance with section 9.4; (ii) having so assumed such defense, unreasonably fails to defend against such Third Person Assertion; or (iii) has been advised by the written opinion of counsel to the Indemnified Party that the use of the same counsel to represent both the Indemnifying Party and the Indemnified Party would present a conflict of interest, then, upon five days' written notice to the Indemnifying Party, the Indemnified Party may assume the defense of such Third Person Assertion. In such event, the Indemnified Party shall be entitled under this Section 9 as part of its Damages to indemnification for the costs of such defense.

                               9.6 The Indemnifying Party, if it shall have
assumed the defense of any Third Person Assertion, shall have the right to consent to the entry of judgment with respect to, or otherwise settle, such Third Person Assertion with the consent of the Indemnified Party, which consent shall not be unreasonably withheld, provided, however, that the Indemnified Party may withhold its consent if any such judgment imposes a monetary or continuing non-monetary obligation to the Indemnified Party or does not include an unconditional release of the Indemnified Party and its Affiliates from all liability in respect of claims that are the subject matter of such Third Person Assertion.

                           The Indemnifying Party and the Indemnified Party
shall cooperate, and cause their respective Affiliates to cooperate, in the defense or prosecution of any Third Person Assertion and shall furnish or cause to be furnished such records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials or appeals, as may be requested in connection therewith. The Indemnifying Party or the Indemnified Party, as the case may be, shall have the right to participate, at its own expense, in the defense or settlement of any Third Person Assertion which the other is defending.

                  10.      TERMINATION

                           10.1 In addition to any other remedy available at law
or in equity, either party may terminate this Agreement immediately, in whole or in part, without further obligation to the other party in the event of:

                                     (a) any breach of this Agreement by the
other party that is not remedied within 60 days notice of such breach in writing; or

                                     (b) the other party's making an assignment
for the benefit of its creditors, the filing of a voluntary of involuntary petition under any bankruptcy or insolvency law, under the reorganization or arrangement provisions of the United States Bankruptcy Code, or under the provisions of any law of like import in connection with the other party, or the appointment of a trustee or receiver for the other party or its property.

                                       6.

                           10.2 Reuters may terminate this Agreement at any time
following (i) any merger or consolidation of the Company, or any sale, lease or transfer of all or substantially all of the assets of the Company (to a non-Affiliate), or (ii) any change of Control of the Company (whether through merger, stock transfer, or otherwise) in either case ((i) or (ii) above) to a Person who is competitive with Reuters in a financially or strategically significant line of business in Reuters reasonable determination.

                           10.3 The Company may terminate this Agreement at any
time following (i) any merger or consolidation of Reuters Holdings PLC ("RH"), or any sale, lease or transfer of all or substantially all of the assets of RH (to a non-Affiliate), or (ii) any change of Control of RH (whether through merger, stock transfer, or otherwise) in either case ((i) or (ii) above) to a Person who is competitive with the Company in a financially or strategically significant line of business in the Company's reasonable determination.

                  11.      GENERAL

                           11.1 Nothing will be deemed to limit or restrict
either party from entering into agreements with any other Person covering services similar to that provided by the other party or the subject matter hereunder.

                           11.2 Neither party will make or issue any external
press statement regarding the terms of this Agreement unless (a) it has received the express written consent of the other party, which will not be unreasonably withheld or (b) it is required to do so by Law or regulation. Press statements not rejected within 3 business days following receipt shall be deemed approved.

                           11.3 This Agreement and any and all addenda,
schedules or exhibits attached hereto represent the entire agreement of the parties regarding the subject matter hereof. There are no other oral or written collateral representations, agreements, or understandings regarding the subject matter hereof.

                           11.4 This Agreement will be deemed to have been
executed and delivered in the State of New York and will be governed by and construed in accordance with the laws of New York.

                           11.5 All notices, requests and other communications
to any party hereunder will be in writing (including facsimile transmission or similar writing) and will be given to such party at its address or telecopy number set forth below or at such other address or telecopy number as such party may hereafter specify for such purposes. Each such notice, request or other communication will be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section and confirmation of receipt is obtained or (ii) if given by any other means, when received at the address specified below:

                                       7.

                        To Reuters:
                              Reuters NewMedia Inc.
                              1700 Broadway
                              New York, New York 10019
                              Attn: Senior Vice President

                        With a copy to:
                              Reuters America Inc.
                              1700 Broadway
                              New York, New York 10019
                              (212) 307-9178 (Facsimile)
                              Attn: General Counsel

                        To The Company:
                              Infoseek Corporation
                              2620 Augustine Drive
                              Suite 250
                              Santa Clara, California 95054
                              Attn: President

                        With a copy to:
                              Infoseek Corporation
                              2620 Augustine Drive
                              Suite 250
                              Santa Clara, California 95054
                              Attn: General Counsel

                           11.6 This Agreement will be binding upon and inure to
the benefit of the parties, their respective heirs, personal representatives, successors and assigns. Neither party may assign any of its rights or delegate any of its duties under this Agreement without the prior written consent of the other, provided that either party may assign this Agreement to any affiliate without the necessity of obtaining consent from the other party.

                           11.7 There is no joint venture, partnership, agency
or fiduciary relationship existing between the parties and the parties do not intend to create any such relationship by this Agreement.

                           11.8 This Agreement may not be amended, modified or
superseded, nor may any of its terms or conditions be waived unless expressly agreed to in writing by both parties. The failure of either party at any time or times to require full performance of any provision hereof will in no manner affect the right of such party at a later time to enforce the same.

                                       8.

                           11.9 If any provision or term of this Agreement, not
being of a fundamental nature, is held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remainder of this Agreement will not be affected.

                           11.10 The provisions of Section 9 and any and all
disclaimers and indemnities contained herein will survive the termination of this Agreement.

REUTERS NEWMEDIA, INC.                   INFOSEEK CORPORATION

By:                                      By:
   -- -----------------------------          -------------------------------
Title: Senior VP                         Title: VP & General Counsel
       ----------------------------             ----------------------------

Date:                                    Date:  4/19/96
      ---------------                          --------------



                                       9.

                                                                       EXHIBIT A

                                 AMENDMENT NO. 2

                                       TO

                            ON-LINE SERVICE AGREEMENT

                  The On-Line Agreement ("Agreement") by and between InfoSeek Corporation, a corporation duly organized under the laws of California, with its principal place of business at 2620 Augustine Drive, #250, Santa Clara, California 95054, hereinafter referred to as "InfoSeek", and Reuters NewMedia Inc., with its principal place of business at 1700 Broadway, New York, New York 10019, hereinafter referred to as "Reuters", dated February 29, 1995, as amended by Amendment No. 1, dated January 4, 1996 is hereby amended by this Amendment No. 2.

                  1. PARAGRAPH 2.1 of the Agreement is hereby amended to read in its entirety:

                  "2.1 This Agreement will take effect on the date it is signed by both parties and will terminate on its fifth anniversary unless terminated earlier pursuant to Section 14 hereto."

                  2. PARAGRAPH 2 OF AMENDMENT NO. 1 to the Agreement is hereby amended to read in its entirety:

                  "The Basic License Fee ("Original Rates") set forth in Item A of Schedule 4, as amended by Amendment No. 1 ("Revised Rates") is further changed to the following rates ("Further Revised Rates"), such change to be effective on May 1, 1996. Further Revised Rates and Revised Rates for any partial months shall be computed on pro-rata basis:

                  Subject to the minimum monthly fees specified below ("Minimum Monthly Fees"), InfoSeek shall pay to Reuters a royalty equal
* to [ ] of Net Fees (as described below) for advertisement impressions ("Impressions") appearing on pages ("Qualified Pages") accessed by Users containing (a) any Article or Articles, or (b) Headlines or Summaries, where such Headlines or Summaries comprise a substantial majority of the Content on such page, but excluding pages containing Headlines or Summaries which result from a search query on a specific subject or topic:


- ----------------
* CONFIDENTIAL TREATMENT REQUESTED
  FOR REDACTED PORTION

                           Minimum Monthly Fees:
*                          [                   ]
*                          [                   ]
*                          [                   ]

                  "Net Fees" shall mean amounts received and recognized as revenue by InfoSeek from advertisers attributable to Impressions appearing on Qualified Pages less, with respect to such amounts, (1) any amounts for refunds on other credits, including, but not limited to amounts credited for bad debt or fraud or advertisement barter (provided, (i) any such bartered
* advertisements do not exceed [ ] of the ad "inventory" on the Qualified Pages in any given month during the Term and (ii) the Distributor treats the Qualified Pages substantially similar as all other pages on its Site containing Content in terms of the amount of bartered ads appearing on any such pages); (2) any amounts payable by InfoSeek applicable to internal and/or external sales commissions, advertising agency fees, or fees or royalties payable or creditable to third parties and (3) any applicable sales, use, value-added or withholding taxes, or export duties or similar changes required to be paid or withheld by InfoSeek.

                  "Articles" shall mean full stories of approximately 300 words in length covering news, sports, business or entertainment events.

                  "Headlines" shall mean headlines of approximately 1-2 sentences covering news, sports, business or entertainment events.

                  "Summaries" shall mean summaries of approximately 50 words in length covering news, sports, business or entertainment events.

                  Each royalty report will specify the total applicable fees received and the computation of "Net Fees."

                  3. PARAGRAPH 6.7 of the Agreement is hereby amended to read in its entirety:

                  "6.7 Distributor will not remove, conceal or obliterate any copyright or other proprietary notice or any credit-line or date-line included in the Reuters Services. Distributor will insert on each screen that contains any Content, and in close proximity to the Content, the following notice: "Copyright [insert current year] Reuters Limited. All rights reserved. Republication or redistribution of Reuters content is expressly prohibited


- ----------------------------------------
*CONFIDENTIAL TREATMENT REQUESTED
 FOR REDACTED PORTION

                                       2.

                  without the prior written consent of Reuters. Reuters shall not be liable for any errors or delays in the content, or for any actions taken in reliance thereon," or such other notice as may be agreed by the parties in writing."

                  4. Paragraph 13.2 of the Agreement is hereby deleted and replaced in its entirety by the following:

                  "13.2 Reuters may terminate this Agreement following (i) any merger or consolidation of Distributor, or any sale, lease or transfer of all or substantially all of the assets of Distributor (to a non-Affiliate), or (ii) any change of Control of Distributor (whether through merger, stock transfer, or otherwise) in either case ((i) or (ii) above) to a Person who is competitive with Reuters in a financially or strategically significant line of business, or is an existing or potential purchaser of similar Content from Reuters, any of which is in Reuters reasonable determination. Distributor may terminate this Agreement following (i) any merger or consolidation of Reuters Holding PLC ("RH"), or any sale, lease or transfer of all or substantially all of the assets of RH (to a non-Affiliate), or (ii) any change of Control of RH (whether through merger, stock transfer, or otherwise) in either case ((i) or (ii) above) to a Person who is competitive with Distributor in a financially or strategically significant line of business, in Distributor's reasonable determination."

                  5. PARAGRAPH 3 OF AMENDMENT NO. 1 TO THE AGREEMENT is hereby deleted in its entirety.

                  All other provisions of the Agreement shall reamin in full force and effect following the date hereof.

                  This Amendment may be executed in counterparts.

REUTERS NEWMEDIA INC.                     INFOSEEK CORPORATION

By:                                       By:
   ------------------------                  ---------------------------
Title: Senior VP                          Title: VP & General Counsel
      ---------------------                      -----------------------
Date:  4/19/1996                          Date:  4/19/96
     ----------------------                      -----------------------






                                       3.